EX. 32. CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL

OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Tie Ming Li the Chief Executive Officer of Gold Dynamics Corp. (the "Company") hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, the Quarterly Report on Form 10-Q for the period ended January 31, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-Q, as amended, fairly presents in all material respects the financial condition and results of operations of the Company.

Date: March 16, 2016

/s/ Tie Ming Li

Tie Ming Li

Chief Executive Officer